Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(152,134)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(275,045)
Dividend Income	26,621
Interest Income	10,812
Total Income (Loss)	$(389,746)

Expenses
General Partner Management Fees	$5,323
Professional Fees	15,684
Brokerage Commissions	176
Directors' Fees and insurance	133
License fees	133
Total Expenses	$21,449
Net Income (Loss)	$(411,195)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/25	$10,911,985
Net Income (Loss)	(411,195)

Net Asset Value End of Month	$10,500,790
Net Asset Value Per Share (1,350,000 Shares)	$7.78

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596